Exhibit (c)(3)
Jefferies Broadview A division of Jefferies & Company, Inc. Project Viking Process Update And Discussion February 15, 2006 CONFIDENTIAL DRAFT Member, SIPC [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The Preparation Phase Is Substantially Complete And Jefferies Broadview Is Ready To Contact Potential Strategic Buyers Jefferies Broadview has substantially completed its due diligence and has worked with Viking management to prepare the following marketing related items Executive Summary: Complete, pending Strategic Committee review Corporate Presentation: Pending comments from Dale and review from the Strategic Committee Buyer List: Complete, pending Strategic Committee review There has already been initial inbound interest from credible buyers On 2/7 Jefferies Broadview was contacted by Merrill Lynch (representing [*]) On 2/8 Jefferies Broadview was contacted by Bear Stearns (claiming to represent a public strategic buyer) On 2/10 Jefferies Broadview was contacted by [*], following their discussion with [*]. They have expressed an interest in participating in the process Jefferies Broadview is ready to contact potential buyers for Viking upon the Strategic Committee's approval We recommend a broad process and expect to initially contact 22 potential strategic buyers including vertical solution providers for the Telecommunications and Healthcare markets Due to competitive sensitivities, this initial list of 22 strategic buyers does not include direct competitors of (and some of the likely buyers for) Viking Process Update Since Last Strategic Committee Meeting On February 3rd 1 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Viking Positioning Will Be Tailored To Each Potential Strategic Acquirer And Must Address Viking's Historical And Projected Operational Performance Strong base of over 160 highly satisfied customers, including Fortune 500 and other large enterprises, will represent a key asset for cross-sell opportunities for all buyers A highly scalable, proven technology integration platform and the imminent move to Galileo will be attractive to non-platform based ISVs (e.g., vertical application vendors, Integration Service Providers) who typically have relatively narrow and technologically weak integration platforms. Galileo SOA platform may also generate interest among legacy EAI platform vendors Viking's vertical solution focus will be a valuable asset for diversified buyers looking to enter the Telecommunications or Healthcare verticals and moving up the value chain while also representing "ready to sell" product into existing customer base for large, vertical software vendors Viking Strengths And Potential Positioning Challenges Viking Strengths Potential Positioning Challenges Potential Positioning Challenges Mitigation Strategy Lack of history of success in the BPA market Focus on recent BPA wins Engage in dialogue with key customers like [*] at the right time Underperforming sales force Direct attention to recent revamping of the sales force Potentially show record of success in Q1 2006 Historical losses may limit interest or valuation Focus on off-shoring and "right sizing" initiatives and resulting substantial decline in operating expenses in 2005 Highlight operational cost savings as a result of a strategic merger Aggressive 2006 projected license revenue growth and significant projected drop in ELA / Platform related revenue Highlight recent realignment and sales force restructuring around Healthcare vertical along with the Healthcare industry dynamics that will drive revenue Direct attention to and arrange conversation with upcoming Healthcare BPA customers such as [*] Highlight recent BPA successes in other verticals (e.g., [*]) Emphasize potential channel revenue opportunity upon release of Galileo 2 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Representative Strategic And Financial Partners A List Buyers To Approach Later A List Buyers To Approach Initially B List Buyers Considered But Rejected Direct Competitors Note: JBV to contact Strategic Committee / Dale Skeen before contacting [IBM] Vertical Solutions ECM Integration Integration Service Providers Diversified Private Equity 3 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ] [ * ]

Preliminary Viking Engagement Process Timetable - Primary Strategic buyer execution activity - Ongoing Strategic buyer activity - Primary Private Equity (PE) buyer execution activity (contingent) - Ongoing PE buyer activity (contingent) Phase I - Preparation Phase Finalize Viking Information Gathering - DS, MP, JBV Finalize Viking Buyer List (And Perform Ongoing Review) - DS, SC, JBV Develop Brief Executive Summary - DS, MP, JBV Prepare Viking Management Presentation - DS, MP, JBV Ongoing Review Of Marketing Documents - DS, MP, JBV Provide Ongoing Coaching For Meetings With Prospective Partners - DS, MP, JBV Phase II - Marketing Phase Contact Private Equity Buyers - JBV Distribute Confidentiality Agreement - JBV Distribute Viking Executive Summary and Publicly Available Materials - JBV Schedule And Conduct Meetings With Qualified Partners - DS, MP, JBV Send Initial Bid Letter - PE - JBV Select Qualified Partner(s) - Strategic - DS, SC, JBV Phase III - Documentation / Closing Review Phase II Results And Modify Approach, If Necessary Negotiate And Agree On Buyer Term Sheet(s) - SC, JBV Prepare Viking Data Room - DS, MP, JBV Conduct Due Diligence with Selected Parties - DS, MP, JBV Execute Merger Agreement, Announce Transaction & File HSR HSR Approval, Target Closing Contact Strategic Buyers - JBV Negotiate Merger Agreement - SC, JBV TBD Send Final Bid Letter and Merger Agreement - PE - JBV TBD February March April 20 27 3 10 6 13 20 27 6 13 17 24 1 May 8 15 22 29 Target Period To Narrow Qualified Partners - Strategic - DS, SC, JBV Select Qualified PE Partners - Receive Bids - DS, SC, JBV Dale Skeen: DS Michael Perry: MP Jefferies Broadview: JBV Special Committee: SC 4 [*] Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.